Exhibit 99.1

September 4, 2013

Liberty Interactive Prices Private Offering of $350 Million of 1% Exchangeable Senior Debentures due 2043

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Interactive Corporation (“Liberty”) (Nasdaq: LINTA, LINTB, LVNTA, LVNTB) announced today that its wholly owned subsidiary Liberty Interactive LLC (the “Company”) has priced and agreed to sell to initial purchasers in a private offering $350 million aggregate principal amount of its 1% exchangeable senior debentures due 2043 (the “debentures”). The Company has also granted to the initial purchasers an option to purchase additional debentures with an aggregate principal amount up to $50 million.

The debentures will initially be exchangeable for 13.4580 shares of HSN, Inc. common stock (Nasdaq: HSNI), per $1,000 principal amount of debentures. This represents an initial exchange price of approximately $74.31 per share of HSNI. Interest will be payable quarterly on March 31, June 30, September 30 and December 31 of each year, commencing December 31, 2013.

The offering is expected to close on September 9, 2013, subject to satisfaction of customary closing conditions.

The Company expects to use the net proceeds of the offering for general corporate purposes.

The debentures will be attributed to Liberty's Interactive Group.

The debentures have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The debentures are being offered by means of an offering memorandum solely to “Qualified Institutional Buyers” pursuant to, and as that term is defined in, Rule 144A of the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the debentures nor shall there be any sale of debentures in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the offering of debentures and the use of proceeds therefrom. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions. These forward looking statements speak only as of the date of this press release, and Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty, including its most recent Form 10-K, for risks and uncertainties related to Liberty.

About Liberty Interactive Corporation

Liberty Interactive Corporation operates and owns interests in a broad range of digital commerce businesses. Those interests are currently attributed to two tracking stock groups: Liberty Interactive Group and Liberty Ventures Group. The Liberty Interactive Group (Nasdaq: LINTA, LINTB) is primarily focused on digital commerce and consists of Liberty Interactive Corporation's subsidiaries QVC, Provide Commerce, Backcountry.com, Bodybuilding.com, Celebrate Interactive, CommerceHub and interests in HSN and Lockerz. The businesses and assets attributed to the Liberty Ventures Group (Nasdaq: LVNTA, LVNTB) consists of all of Liberty Interactive Corporation's businesses and assets other than those attributed to the Liberty Interactive Group and include its subsidiary TripAdvisor, its interest in Expedia, and minority interests in Time Warner and Time Warner Cable.

Liberty Interactive Corporation
Courtnee Ulrich, 720-875-5420

Source: Liberty Interactive Corporation